Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 9, 2000, relating to the financial statements of PSLRA, Inc. included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 19, 2000